UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2012

EGPI FIRECREEK, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

000-32507 (Commission File Number)	88-0345961 (IRS Employer Identification No.)

3400 Peachtree Road, Suite 111, Atlanta, Georgia (principal executive offices)	30326 (Zip Code)

(404) 421-1844
(Registrant’s telephone number, including area code)

6564 Smoke Tree Lane Scottsdale, Arizona 85253
(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨	Written communications pursuant to Rule 425 under the Securities Act

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) Departure of Director
On November 15, 2012, David H. Ray resigned from his positions as director and executive vice president, co-Treasurer, and positions as committee member of EGPI Firecreek, Inc. and its subsidiaries, effective as of such date. Mr. Ray’s resignation from the Board was not due to any disagreement with the Company, but was made by Mr. Ray for personal reasons.

(b) Departure of Director
Mrs. Melvena Alexander who has served as Co-Treasurer, Secretary and Comptroller of the Company (EGPI) and Subsidiaries and member of the audit committee since February 10, 2007 having served as Secretary and Comptroller of EGPI and Firecreek Petroleum, Inc. since July 1, 2004 through February 9, 2007and having served in one or more capacities as Secretary and Comptroller of EGPI since May 18, 1999., has recently passed away. As a result, the Company will hold a Board of Directors meeting to formally end Mrs. Alexander’s service with the Company expected to be as of December 31, 2012 and further, to nominate and or formally appoint a transition member or officer for these positions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 15, 2013

EGPI FIRECREEK, Inc.

By:	/s/ Dennis Alexander
Dennis Alexander,
Chief Executive Officer